UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2025

MasterBrand, Inc.
(Exact name of registrant as specified in its Charter)

Delaware	001-41545	88-3479920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Suite 300 Beachwood, Ohio	44122
(Address of Principal Executive Offices)	(Zip Code)

877-622-4782
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MBC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 4, 2025, the Board of Directors (the “Board”) of MasterBrand, Inc. (the “Company”), in connection with the Board’s periodic review of corporate governance matters, adopted and approved an amendment and restatement of the Company’s Amended and Restated Bylaws (as so amended and restated, the “Amended and Restated Bylaws”), effective as of such date, in order to amend certain disclosures and other obligations required under the advance notice provisions of the Amended and Restated Bylaws and amend a related defined term.

The foregoing description of the Amended and Restated Bylaws is a summary, does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Amended and Restated Bylaws, which is being filed herewith as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 5, 2025, the Company held its Annual Meeting of Shareholders (the “Annual Meeting”). As of April 11, 2025, the record date for holders of shares of common stock (the “Shares”) entitled to vote at the Annual Meeting, there were 127,048,644 Shares outstanding and entitled to vote at the Annual Meeting. Of the Shares entitled to vote, 117,844,908 or approximately 92.8% of the Shares, were present or represented by proxy at the Annual Meeting, constituting a quorum under the Company’s Articles of Incorporation. There were three matters presented and voted on at the Annual Meeting. Set forth below is a brief description of each matter voted on at the Annual Meeting and the final voting results with respect to each such matter.

Proposal 1 - Election of three director nominees to serve three-year terms.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Catherine Courage	99,065,507	8,743,456	1,578,689	8,457,256
Robert Crisci	99,151,869	8,667,966	1,567,817	8,457,256
Jeffery Perry	98,028,584	9,798,515	1,560,553	8,457,256

The shareholders elected each of the nominees as directors.

Proposal 2 - Advisory vote on the Company’s 2024 Named Executive Officer compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
104,078,236	3,715,264	1,594,152	8,457,256

The shareholders voted to approve the Company’s Named Executive Officer compensation.

Proposal 3 - Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2025.

Votes For	Votes Against	Abstentions
114,686,203	976,829	2,181,876

The shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2025.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of MasterBrand, Inc., effective June 4, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MasterBrand, Inc.
(Registrant)

Date: June 9, 2025	By:	/s/ R. David Banyard, Jr.
	Name:	R. David Banyard, Jr.
	Title:	President & Chief Executive Officer